UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DiamondRock Hospitality Company

(Exact name of registrant as specified in its charter)

Maryland	20-1180098
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10400 Fernwood Road, Suite 300 Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-123065

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $.01 per share*	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

*	Application has been made for listing pursuant to the requirements of The New York Stock Exchange.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Common Stock of the Registrant is set forth in the information provided under “Description of Capital Stock and Certain Material Provisions of Maryland Law, Our Charter and Bylaws” in the Prospectus which forms a part of the Registrant’s Registration Statement on Form S-11 (File No. 333-123065) as initially filed under the Securities Act of 1933 with the Securities and Exchange Commission on March 1, 2005, as amended, which information is incorporated herein by reference.

Item 2.	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY
Dated: May 25, 2005

	By:	/s/ Michael D. Schecter
Michael D. Schecter Secretary